CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein International Discovery Equity Portfolio in this Post-Effective Amendment No. 92 to the Registration Statement (Form N-1A 2-29901) of AllianceBernstein Cap Fund, Inc.

                                                               ERNST & YOUNG LLP

New York, New York
October 22, 2010